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                                                                     EXHIBIT 8.2

                [LETTERHEAD OF WACHTELL, LIPTON, ROSEN & KATZ]

                                                               February 14, 1997

Mattel, Inc.
333 Continental Boulevard
El Segundo, California 90245-5012

Ladies and Gentlemen:

          Reference is made to the Registration Statement on Form S-4 (the "Registration Statement") of Mattel, Inc. ("Mattel"), a Delaware corporation, relating to the merger (the "Merger") of Tyco Toys, Inc., a Delaware corporation ("Tyco"), with and into Mattel, upon the terms and conditions set forth in the Agreement and Plan of Merger dated as of November 17, 1996, as amended as of November 22, 1996 (as so amended, the "Agreement"), by and among Tyco, Mattel and Truck Acquisition Corp., a wholly owned subsidiary of Mattel.

          We have participated in the preparation of the discussion set forth under the headings "SUMMARY -- Certain United States Federal Income Tax Consequences" and "THE MERGER -- Certain United States Federal Income Tax Consequences" in the Joint Proxy Statement/Prospectus that is part of the Registration Statement. Subject to the qualifications and conditions set forth therein, such discussion, insofar as it relates to the federal income tax consequences of the Merger to Mattel and the stockholders of Mattel, constitutes the opinion of our Firm.

          We consent to the use of this opinion as Exhibit 8.2 to the Registration Statement and to the reference to our firm under the headings "SUMMARY -- Certain United States Federal Income Tax Consequences" and "THE MERGER -- Certain United States Federal Income Tax Consequences" in the Joint Proxy Statement/Prospectus that is part of the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                                        Very truly yours,


                                        /s/ Wachtell, Lipton, Rosen & Katz